FOR IMMEDIATE RELEASE                      CONTACT: FINANCIAL - LAUREN S. BABUS
                                                    (201) 307-2100
                                                    MEDIA - JOE RUSSO
                                                    (201) 307-2486



                         THE HERTZ CORPORATION DECLARES
                               QUARTERLY DIVIDEND

PARK RIDGE, NJ, APRIL 27, 1999 - The Board of Directors of The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading construction and industrial equipment rental business, has declared a quarterly dividend of $0.05 per share on its Class A and Class B Common Stock payable on June 10, 1999 to shareholders of record as of May 14, 1999.

The Hertz Corporation, headquartered in Park Ridge, N.J., operates from over 6,100 locations throughout the U.S. and in over 140 foreign countries.


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